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                                                                    Exhibit 23.3



               Consent of Independent Certified Public Accountants

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 29, 2001, with respect to the consolidated financial statements of Discount Auto Parts, Inc. included in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-81180) and the related Prospectus of Advance Stores Company, Incorporated, for the registration of $200,000,000 of its 10 1/4% Senior Subordinated Notes due 2008.

Tampa, Florida
February 14, 2002                                /s/ Ernst & Young LLP